Exhibit 99.B(e)(4)

Amendment

Dated November 21, 2008

to the

Rydex Variable Trust

Investor Services Plan,

Dated December 31, 1998,

as Amended

Amendment to the

Rydex Variable Trust

Investor Services Plan

Investor Service Fee

Rydex Funds

Nova Fund

Inverse S&P 500 Strategy Fund

Precious Metals Fund

Inverse NASDAQ-100® Strategy Fund

NASDAQ-100® Fund

Inverse Government Long Bond Strategy Fund

Europe 1.25x Strategy Fund

Japan 1.25x Strategy Fund

Russell 2000® 1.5x Strategy Fund

Mid-Cap 1.5x Strategy Fund

S&P 500 2x Strategy Fund

Inverse S&P 500 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Large-Cap Value Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Inverse Mid-Cap Strategy Fund

Small-Cap Value Fund

Small-Cap Growth Fund

Inverse Russell 2000® Strategy Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

Government Long Bond 1.2x Strategy Fund

U.S. Government Money Market Fund

Banking Fund

Basic Materials Fund

Biotechnology Fund

Consumer Products Fund

Electronics Fund

Energy Fund

Energy Services Fund

Financial Services Fund

Health Care Fund

Internet Fund

Leisure Fund

Retailing Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

Real Estate Fund

Commodities Strategy Fund

Sector Rotation Fund

Multi-Cap Core Equity Fund

Absolute Return Strategies Fund

Hedged Equity Fund

CLS AdvisorOne Amerigo Fund

CLS AdvisorOne Clermont Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Russell 2000® 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Russell 2000® Fund

Essential Portfolio Moderate Fund

Essential Portfolio Conservative Fund

Essential Portfolio Aggressive Fund

Managed Futures Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund

International Rotation Fund

Alternative Strategies Allocation Fund

Long/Short Commodities Strategy Fund

Global Market Neutral Fund

Investor Service Fee	Twenty-Five basis points (.25%)

Calculation of Fee

The investor service fee is based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.